NewLink Genetics Corporation Nasdaq: NLNK July 28, 2017 Second Quarter 2017 Results

Agenda 2 Introduction  Jack Henneman, Executive Vice President & CFO IDO Pathway Program Developments  Charles J. Link, Jr., M.D., Chairman, CEO & CSO Clinical Updates / Guidance on Timing of Data  Eugene P. Kennedy, M.D., Vice President Clinical & Medical Affairs Second Quarter 2017 Financial Results  Mr. Henneman

Cautionary Note Regarding Forward-Looking Statements This presentation contains forward-looking statements of NewLink Genetics that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this presentation are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "target," "potential," "will," "could," "should," "seek" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include any statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward- looking statements that NewLink Genetics makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink Genetics' Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this presentation represent NewLink' Genetics' views as of the date of this presentation. NewLink Genetics anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward- looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics' views as of any date subsequent to the date of this presentation. 3

Highlights  Clinical data continue to support indoximod as a potent IDO pathway inhibitor with the potential to improve outcomes for patients with cancer when used in combination with other cancer therapies  Progress toward initiation of a pivotal trial with indoximod for patients with advanced melanoma – Successful face-to-face meeting with the FDA to review the proposed development plan  Improved IP for salt and prodrug formulations of indoximod – Received a Notice of Allowance (NOA) by the US Patent and Trade Office in early July; when issued, this patent will provide exclusivity until 2036 and cover both the formulation of indoximod to be used in the pivotal trial and NLG802  First patient dosed in the Phase 1 study of NLG802, a novel prodrug of indoximod  Promising Phase 2 data from a randomized trial of indoximod in combination with the cancer vaccine, PROVENGE® (sipuleucel-T), for patients with metastatic castration resistant prostate cancer (mCRPC) were presented at the American Society of Clinical Oncology (ASCO) Annual Meeting on June 5th  Encouraging early Phase 1b data from a trial of indoximod in combination with standard of care chemotherapy for patients with newly diagnosed Acute Myeloid Leukemia (AML) were presented at the European Hematology Association (EHA) Annual Congress on June 23rd 4

Allowed US Patent for Indoximod Formulation (Salt) 5 Potential Market Exclusivity In Advanced Melanoma 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 Initiate Pivotal Melanoma Potential US Launch Original US Patent** Expiration Potential EU Launch Potential US NDA Submit Potential EU Submit New US Patent Expiration US Exclusivity Period Under New Allowed Patent Potential EU Exclusivity Period If EU Patent Allowed **Current patent will still apply along with salt patent because it covers inclusion of d-1-methyl-tryptophan (indoximod) EU Data/Market Exclusivity (8+2) Melanoma Potential Orphan Drug Exclusivity Melanoma (US) Melanoma US Data Exclusivity US Patent Term Extension (up to 5 yrs)

Indoximod plus Provenge (sipuleucel-T) Vaccine  46 Patients: Indoximod (22) vs Placebo (24)  PA2024 ELISPOT response data showed no statistically significant difference*  Statistically significant improvement in radiographic progression free survival (rPFS) – Median rPFS of 10.3 months for indoximod vs 4.1** months in placebo (p=0.011) – Median OS has not yet been reached  Combination treatment was well tolerated 6 Randomized, Double Blind, Placebo Controlled Phase 2 Study Abstract 3066 Jha et al. 2017 ASCO Annual Meeting Metastatic Castration Resistant Prostate Cancer First positive randomized data reported for an IDO pathway inhibitor *PA2024 response was evaluable in 35 patients **Median time to objective progression for pivotal IMPACT trial of sipuleucel-T was 3.7 mo

Indoximod plus Standard of Care Chemotherapy 7 Phase 1/2 Evaluating the Feasibility of Combination with 7+3 Regimen Strong preclinical data and significant unmet need Acute Myeloid Leukemia (AML)  Patients with newly diagnosed AML  Surrogate efficacy endpoint being explored as potential fast to market strategy  Currently completing initial Phase 1b dose escalation  Planned expansion into randomized Phase 2 EHA ’17 Abstract E-912, Emadi, et al June 23rd 2017  15 patients enrolled as of June 1, 2017  Indoximod does not appear to add significant toxicity  7/9 patients who completed treatment per protocol (>80% compliance) achieved morphologic CR  7/7 patients who achieved CR had no evidence of minimal residual disease

Clinical Introduction: Indoximod (Salt) Formulation 2H 2017: Phase 1b for patients with AML 2H 2017: Healthy volunteers Q4 2017: Dose escalation phase of pivotal trial 8

Second Quarter 2017 Financial Results Cash and Equivalents $107.8 million Debt ~$0.4 million YE 2017 Cash (Projected) ~$75 million Forecast Quarterly Negative Cash-Flow1 ~$14 million Shares Outstanding 29.2 million Market Capitalization ~$210 million Headcount2 72 9 1 Excludes the proceeds from any finance offerings or strategic collaborations. 2 Reflects remaining headcount after internal restructuring announcement on July 26, 2017. Total headcount reduction of 59 employees, which Includes the immediate departure of 25 employees and the remainder to leave over the course of the next several months after transitioning projects. Additional restructuring activities will include halting other programs to conserve resources to support the indoximod program.

10 Q & A